UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34094	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2012, Offshore Group Investment Limited (“OGIL”), a wholly-owned subsidiary of Vantage Drilling Company (“Vantage” or the “Company”), and the Company, as borrowers, and the Company and certain of its subsidiaries, as guarantors, entered into a first amendment (the “First Amendment”) to its existing secured revolving credit agreement dated June 21, 2012 (the “Credit Agreement”) with Royal Bank of Canada, as lender and collateral agent.

The First Amendment removes the Company as a Borrower under the Credit Agreement, and amends certain covenants in the Credit Agreement to allow the issuance by the Company of up to $125,000,000 aggregate principal amount of debt convertible into ordinary shares of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 4.1, and the contents thereof are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	First Amendment to Credit Agreement dated as of August 13, 2012 among OGIL, Vantage, the subsidiary guarantors party thereto, and Royal Bank of Canada, as lender and collateral agent.

12.1	Statement showing computation of ratio of earnings to fixed charges.

25.1	Statement of Eligibility on Form T-1 of Wells Fargo bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: August 13, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1	First Amendment to Credit Agreement dated as of August 13, 2012 among OGIL, Vantage, the subsidiary guarantors party thereto, and Royal Bank of Canada, as lender and collateral agent.

12.1	Statement showing computation of ratio of earnings to fixed charges.

25.1	Statement of Eligibility on Form T-1 of Wells Fargo bank, National Association.